SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                                                                                     May 15, 2009

AUDIOSTOCKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-138083	20-2197964
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
2038 Corte Del Nogal, Suite 110
Carlsbad, CA 92011
(Address of principal executive offices)

760-804-8844
(Registrant’s Telephone Number)

_____________________________________________________________________________________
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Article of Incorporation or Bylaws; Change in Fiscal Year.

On May 14, 2009, consistent with a Binding Letter of Intent the Company executed on May 13, 2009, we changed our name from AudioStocks, Inc. to Shrink Nanotechnologies, Inc.  The name change was effected pursuant to Section 253 of the Delaware General Corporation Law by merging a wholly-owned subsidiary (formed solely for the purpose of implementing the name change) into us. We are the surviving corporation and, in connection with the merger, we have amended our Amended and Restated Certificate of Incorporation to change our name to Shrink Nanotechnologies, Inc. pursuant to the Certificate of Ownership and Merger filed with the Secretary of State of the State of Delaware. A copy of the Certificate of Ownership and Merger is attached hereto as Exhibit 3.1.

The ticker symbol for our Common Stock, which is listed on the Nasdaq Bulletin Board is presently AUIO; however, we intend to made an application to FINRA to have a new symbol assigned to our Common Stock.  In connection with the name change, the CUSIP number for our Common Stock is changing to: 82554U 101.

Section 9.01. Financial Statements and Exhibits.

Number	Description

3.1	Certificate of Ownership and Merger
10.1	Copy of Press Release

Dated: May 15, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AUDIOSTOCKS, INC.
___________________________
By:	Luis J. Leung
Its:	President